Exhibit 99.1

MICHAEL GROSS RESIGNS FROM

APOLLO INVESTMENT CORPORATION’S BOARD OF DIRECTORS

New York, N.Y. – July 31, 2006 – Apollo Investment Corporation (NASDAQ: AINV) (the “Company”) today announced that Michael S. Gross, the Chairman of the Board, has resigned from the Company’s Board of Directors and as its Chairman, effective as of July 31, 2006.

Mr. Gross advised the Company that “his resignation would allow him to better pursue other opportunities in the alternative asset arena”. Mr. Gross recently became the Co-Chairman of the Investment Committee and a Senior Partner of Magnetar Capital LLP. Mr. Gross expressed his “confidence in the continued success of the Corporation”. John J. Hannan, the Chief Executive Officer of the Company, “wished him well in his future endeavors”.

ABOUT APOLLO INVESTMENT CORPORATION

Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. The Company invests primarily in mezzanine loans and senior secured loans in furtherance of its business plan and also invests in the equity of portfolio companies. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488.